Exhibit 5.2

Stikeman Elliott LLP      Barristers & Solicitors

Suite 1700, Park Place, 666 Burrard Street, Vancouver, B.C., Canada V6C 2X8

Tel: (604) 631-1300    Fax: (604) 681-1825    www.stikeman.com

November 20, 2015

Whiting Petroleum Corporation

1700 Broadway, Suite 2300

Denver, Colorado 80290-2300

Dear Sirs/Mesdames:

Re:	Whiting Canadian Holding Company ULC

We have acted as special counsel to Whiting Canadian Holding Company ULC (the “Canadian Guarantor”) in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) of the Canadian Guarantor’s parent company, Whiting Petroleum Corporation (the “Parent Issuer”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended. The Registration Statement relates to the issuance and sale by the Parent Issuer from time to time of an indeterminate amount of various types of securities, including, inter alia, unsecured debt securities of the Parent Issuer, which may be either senior (“Senior Debt Securities”) or subordinated (“Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”) and which may be fully and unconditionally guaranteed by the Canadian Guarantor (the “Guarantees”) and/or certain of the Parent Issuer’s other subsidiaries. The Prospectus provides that it may be supplemented in the future by one or more supplements to such Prospectus and/or other offering material (each, a “Prospectus Supplement”).

We have examined copies of the following documents:

(a) the Registration Statement, including the Prospectus, and the documents incorporated by reference therein to which the Canadian Guarantor is a party;	VANCOUVER CALGARY TORONTO MONTREAL OTTAWA NEW YORK LONDON SYDNEY

(b)    the subordinated indenture, dated as of April 19, 2005, between the Parent Issuer, Whiting Oil and Gas Corporation, Whiting Programs Inc., Equity Oil Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee, as supplemented by the second supplemental indenture, dated September 24, 2010 (the “Subordinated Indenture”); and

(c)    the senior indenture, dated as of September 12, 2013 between the Parent Issuer, Whiting Oil and Gas Corporation, a wholly-owned subsidiary of the Parent Issuer, and The Bank of New York Mellon Trust Company, N.A., as

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trustee (the “Senior Indenture” and, together with the Subordinated Indenture, the “Indentures”).

For the purposes of this opinion, we have also examined and relied upon originals or copies of the following documents (collectively, the “Corporate Documents”):

(a)	a certificate of good standing provided by the Office of the British Columbia Registrar of Companies with respect to the Canadian Guarantor (the “Certificate of Good Standing”);

(b)	a certificate of a representative of the Canadian Guarantor (the “Officer’s Certificate”); and

(c)	the certificate of amalgamation, certificate of name change, notice of articles and articles of the Canadian Guarantor attached to the Officer’s Certificate (the “Constating Documents”).

We have relied upon the Corporate Documents as to the matters provided for in them, without independent investigation, for purposes of providing our opinions expressed below. Duplicate copies of the Officer’s Certificate are delivered contemporaneously with this opinion.

We have not conducted a review of the minute books of the Canadian Guarantor, the Parent Issuer or any other related entity.

Assumptions

In examining all documents and in providing our opinions below we have assumed that:

(a)	all individuals had the requisite legal capacity;

(b)	all signatures are genuine;

(c)	all documents submitted to us as originals are complete and authentic and all photostatic, certified, notarial, facsimile, computer-scanned or otherwise electronically transmitted, or other copies conform to the originals;

(d)	all facts set forth in the official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials are complete, true and accurate as at the date hereof and will continue to be complete, true and accurate as at the date any Guarantees are provided by the Canadian Guarantor;

(e)	the Certificate of Good Standing is conclusive evidence that the Canadian Guarantor is existing under the laws of the Province of British Columbia;

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(f)	all facts set forth in the certificates supplied by the respective officers and directors of the Canadian Guarantor including, without limitation, the Officer’s Certificate are complete, true and accurate as at the date hereof and shall continue to be complete, true and accurate as at the date any Guarantees are provided by the Canadian Guarantor; and

(g)	the Constating Documents are complete, true and accurate, are in full force and effect, have not been amended and no resolutions have been passed nor have any other actions been taken or notices received to authorize or require any amendments to the Constating Documents, in each case, as at the date hereof and as at the date any Guarantees are provided by the Canadian Guarantor.

Our opinion below is expressed only with respect to the laws of the province of British Columbia (the “Jurisdiction”) and of the laws of Canada applicable in the Jurisdiction. Any reference to the laws of a Jurisdiction includes the laws of Canada that apply in the Jurisdiction.

Our opinion is expressed with respect to the laws of the Jurisdiction in effect on the date of this opinion. We have no responsibility or obligation to: (i) update this opinion, (ii) take into account or inform the addressee or any other person of any changes in law, facts or other developments subsequent to this date that do or may affect the opinions we express, or (iii) advise the addressee or any other person of any other change in any matter addressed in this opinion. Nor do we have any responsibility or obligation to consider the applicability or correctness of this opinion to any person other than the addressee.

Opinions

Based on the above, we are of the opinion that:

1.	All necessary corporate action of the Canadian Guarantor to authorize the issuance and performance of any Guarantees shall have been taken when:

(a)	the Parent Issuer’s Board of Directors, or a committee thereof or one or more officers of the Parent Issuer, in each case duly authorized by the Board of Directors of the Parent Issuer, shall have taken action to establish the terms of the Debt Securities to which the Guarantees relate and to authorize the issuance and sale of such Debt Securities and such action shall have been taken in accordance with all applicable laws and the constating documents of the Parent Issuer;

(b)

the Board of Directors of the Canadian Guarantor, or a committee thereof or one or more officers of the Canadian Guarantor, in each case duly authorized by the Board of Directors of the Canadian Guarantor, shall have taken action to establish the terms of the Guarantees and to authorize the issuance and performance of such Guarantees and such action shall have been taken and

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in accordance with all applicable laws and the constating documents of the Canadian Guarantor;

(c)	the Senior Indenture and/or the Subordinated Indenture, as applicable, shall have been supplemented by a supplemental indenture entered into between the Canadian Guarantor and the Parent Issuer and the terms of the Debt Securities and Guarantees and of their issuance and sale shall have been established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Parent Issuer or the Canadian Guarantor and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Parent Issuer or the Canadian Guarantor;

(d)	such Debt Securities and Guarantees shall have been duly executed, authenticated and delivered in accordance with the terms and provisions of the applicable Indenture, and any applicable supplemental indentures; and

(e)	such Debt Securities and Guarantees shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, including the Prospectus incorporated therein, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name in the Registration Statement under the heading “Legal Matters”. In giving the consent, we do not admit that we come within the category of persons whose consent is required by the Securities Act or by the rules and regulations promulgated under it.

Yours truly,

“Stikeman Elliott LLP”